EXHIBIT 16

                      [LETTERHEAD OF ROGOFF & COMPANY, PC]

January 12, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

      We have read Item 4 of Assure Energy, Inc.'s Form 8-K dated January 8, 2004 and agree with the statements concerning our firm contained therein.

Sincerely yours,


/s/ Rogoff & Company, P.C.
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Rogoff & Company, P.C.